ALAN W. PERYAM, LLC
                                 Attorney at Law
                         1120 Lincoln Street, Suite 1000
                           Denver, Colorado 80203-2138

                                                       Telephone: (303) 866-0900
                                                       Facsimile: (303) 866-0999



                                   May 4, 2000



Fan Energy Inc.
1801 Broadway, Suite 720
Denver, Colorado 80202

Gentleman:

         We refer to the Post-Effective Amendment No. 2 Registration Statement No. 333-47699 on Form SB-2 ("Registration Statement") of Fan energy Inc., a Nevada corporation ("Company"), to be filed with the United States Securities and Exchange Commission on or about May 8, 2000, relating to the offer and sale of up to 3,000,000 units of $0.001 par value common stock (the "Common Stock for resale by holders of such securities as described therein.

         We have reviewed such documents and records as we have deemed necessary to enable us to express an informed opinion on the matters covered thereby and we are of the opinion that the units, Common Stock and warrants described in the Registration Statement is, or will be, upon exercise of warrants in accordance with their terms upon issuance, legally issued, fully paid and nonassessable.

                                             Sincerely,

                                             ALAN W. PERYAM, LLC



                                             By /s/ Alan W. Peryam
                                                -------------------------------
                                                Alan W. Peryam